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                                                                   EXHIBIT 23(b)


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
Torchmark Corporation:

We consent to incorporation by reference in the Post Effective Amendment No. 1 to the Registration Statement No. 33-23580 on Form S-8 of our report dated February 2, 1998, except for Note 16 which is as of February 20, 1998 and Note 6 which is as of March 5, 1998, relating to the consolidated balance sheet of Torchmark Corporation and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, shareholders' equity, and cash flows and related schedules for each of the years in the three-year period ended December 31, 1997, which report appears in the December 31, 1997, Annual Report on Form 10-K of Torchmark Corporation and to the reference to our firm under the heading "Experts" in the prospectus. Our report refers to a change in accounting principles to adopt the provisions of Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long Lived Assets and for Long Lived Assets to Be Disposed Of.

                                                KPMG Peat Marwick LLP

Birmingham, Alabama
October 9, 1998